September 2016

Preliminary Terms No. 1,076

Registration Statement Nos. 333-200365; 333-200365-12

Dated September 23, 2016

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP, which we refer to as the underlyings, is at or above 50% of its respective initial share price, which we refer to as the respective downside threshold level, on the related observation date. If, however, the determination closing price of either underlying is less than its respective downside threshold level on any observation date, we will pay no interest for the related quarterly period. In addition, starting in September 2017, the securities will be automatically redeemed if the determination closing price of each of the underlyings is greater than or equal to its respective initial price on any quarterly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon. At maturity, if the securities have not previously been redeemed and the final price of each underlying is greater than or equal to its respective downside threshold level, the payment at maturity will be the sum of the stated principal amount and the related contingent quarterly coupon. However, if the final price of either underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 3-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing a significant portion or all of their investment, and the risk of receiving no quarterly interest over the entire 3-year term and in exchange for the possibility of an automatic early redemption prior to maturity after the 1-year initial non-call period. Because the payment of contingent quarterly coupons is based on the worst performing of the underlyings, the fact that the securities are linked to two underlyings does not provide any asset diversification benefits and instead means that a decline of either of the underlyings below the relevant downside threshold level will result in no contingent quarterly coupons, even if the other underlying closes at or above its respective downside threshold level. Because all payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective downside threshold level of either of the underlyings will result in no contingent quarterly coupon payments and a significant loss of your investment, even if the other underlying has appreciated or has not declined as much. Investors will not participate in any appreciation of either of the underlyings. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	The VanEck Vectors Oil Service ETF (the “OIH Shares”) and the United States Oil Fund, LP (the “USO Units”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	September 23, 2016
Original issue date:	September 28, 2016 (3 business days after the pricing date)
Maturity date:	September 30, 2019
Early redemption:

The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following the initial 1-year non-call period, if, on any redemption determination date, beginning on the third scheduled business day preceding September 30, 2017, the determination closing price of each of the underlyings is greater than or equal to its respective initial price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of either of the underlyings is below its respective initial price on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon with respect to the related observation date.
Determination closing price:	With respect to each of the underlyings, the closing price of such underlying on any redemption determination date or observation date (other than the final observation date), times the adjustment factor for such underlying on such redemption determination date or observation date, as applicable
Redemption determination dates:	Quarterly, on the third scheduled business day preceding each scheduled early redemption date, subject to postponement for non-trading days and certain market disruption events
Early redemption dates:	Starting on September 30, 2017, quarterly, on the 30th day of each March, June, September and December; provided that if any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 8.00% (corresponding to approximately $20.00 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlyings is at or above its respective downside threshold level on the related observation date.

If, on any observation date, the determination closing price of either of the underlyings is less than its respective downside threshold level, no contingent quarterly coupon will be paid with respect to that observation date. It is possible that one or both of the underlyings will remain below their respective downside threshold levels for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent quarterly coupons.

Downside threshold levels:	With respect to the OIH Shares, $13.76, which is equal to 50% of its initial price With respect to the USO Units, $5.265, which is equal to 50% of its initial price
Payment at maturity:

•  If the final price of each of the underlyings is greater than or equal to its respective downside threshold level: (i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the final observation date

•  If the final price of either of the underlyings is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the underlying performance factor of the worst performing underlying

Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $940.50 per security, or within $15.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$

(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 28.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated February 29, 2016         Prospectus dated February 16, 2016

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

Terms continued from previous page:
Initial price:	With respect to the OIH Shares, $27.52, which is its closing price on September 22, 2016 With respect to the USO Units, $10.53, which is its closing price on September 22, 2016
Coupon payment dates:	Quarterly, on the 30th day of each March, June, September and December, beginning December 30, 2016; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent quarterly coupon, if any, with respect to the final observation date shall be paid on the maturity date.
Observation dates:	The third scheduled business day preceding each scheduled coupon payment date, beginning with the December 30, 2016 scheduled coupon payment date, subject, independently in the case of each of the underlyings, to postponement for non-trading days and certain market disruption events. We also refer to September 25, 2019, which is the third scheduled business day preceding the scheduled maturity date, as the final observation date.
Final price:	With respect to each of the underlyings, the closing price of such underlying on the final observation date times the adjustment factor for such underlying on such date
Adjustment factor:	With respect to each of the underlyings, 1.0, subject to adjustment in the event of certain events affecting such underlying
Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial price to the respective final price
Underlying performance factor:	Final price divided by the initial price
CUSIP / ISIN:	61768CAJ6 / US61768CAJ62
Listing:	The securities will not be listed on any securities exchange.

September 2016	Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP, which we refer to as the underlyings, is at or above 50% of its respective initial price, which we refer to as the respective downside threshold level, on the related observation date. If, however, the determination closing price of either of the underlyings is less than its respective downside threshold level on any observation date, we will pay no interest for the related quarterly period. In addition, starting in September 2017, the securities will be automatically redeemed if the determination closing price of each of the underlyings is greater than or equal to its respective initial price on any quarterly redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon. At maturity, if the securities have not previously been redeemed and the final price of each of the underlyings is greater than or equal to its respective downside threshold level, the payment at maturity will be the sum of the stated principal amount and the related contingent quarterly coupon. However, if the final price of either of the underlyings is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 3-year term of the securities. Investors will not participate in any appreciation in the price of either of the underlyings.

Maturity:	Approximately 3 years
Contingent quarterly coupon:

A contingent quarterly coupon at an annual rate of 8.00% (corresponding to approximately $20.00 per quarter per security) will be paid on the securities on each coupon payment date but only if the determination closing price of each of the underlyings is at or above its respective downside threshold level on the related observation date.

If on any observation date, the determination closing price of either of the underlyings is less than its respective downside threshold level, we will pay no coupon for the applicable quarterly period.

Automatic early redemption quarterly on or after September 30, 2017:	Starting on September 30, 2017, if the determination closing price of each of the underlyings is greater than or equal to its respective initial price on any quarterly redemption determination date, beginning on the third scheduled business day preceding September 30, 2017, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.
Payment at maturity:

If the securities have not previously been redeemed and the final price of each of the underlyings is greater than or equal to its respective downside threshold level, the payment at maturity will be the sum of the stated principal amount and the related contingent quarterly coupon.

If the final price of either of the underlyings is less than its respective downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying over the term of the securities. Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

September 2016	Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $940.50, or within $15.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

September 2016	Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the underlyings is at or above its respective downside threshold level on the related observation date. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent quarterly coupon may be payable in none of, or some but not all of, the quarterly periods during the 3-year term of the securities, and the payment at maturity may be less than 50% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each of the underlyings closes at or above its respective downside threshold level on some quarterly observation dates, but one or both of the underlyings close below the respective downside threshold level(s) on the others. Investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing price of each of the underlyings is at or above its respective downside threshold level on the related observation date, but not for the quarterly periods for which the determination closing price of one or both of the underlyings is below the respective downside threshold level(s) on the related observation date.

Starting on September 30, 2017, when each of the underlyings closes at or above its respective initial price on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity	This scenario assumes that each of the underlyings closes at or above its respective downside threshold level on some quarterly observation dates, but one or both of the underlyings close below the respective downside threshold level(s) on the others, and at least one of the underlyings closes below its initial price on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing price of each of the underlyings is at or above its respective downside threshold level on the related observation date, but not for the quarterly periods for which the determination closing price of one or both of the underlyings is below the respective downside threshold level(s) on the related observation date. On the final observation date, each of the underlyings closes at or above its respective downside threshold level. At maturity, in addition to the contingent quarterly coupon with respect to the final observation date, investors will receive the stated principal amount.

September 2016	Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that each of the underlyings closes at or above its respective downside threshold level on some quarterly observation dates, but one or both of the underlyings close below the respective downside threshold level(s) on the others, and at least one of the underlyings closes below its initial price on every quarterly redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon for the quarterly periods for which the determination closing price of each of the underlyings is greater than or equal to its respective downside threshold level on the related observation date, but not for the quarterly periods for which the determination closing price of one or both of the underlyings is below the respective downside threshold level(s) on the related observation date. On the final observation date, one or both of the underlyings close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the underlying performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario.

September 2016	Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each quarterly observation date, (2) the determination closing prices on each quarterly redemption determination date and (3) the final prices. Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Starting on September 30, 2017)

September 2016	Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

September 2016	Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price of each of the underlyings on each quarterly redemption determination date, and the amount you will receive at maturity, if any, will be determined by reference to the final price of each of the underlyings on the final observation date. The actual initial price and downside threshold level for each of the underlyings will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Contingent Quarterly Coupon:

8.00% per annum (corresponding to approximately $20.00 per quarter per security)[1]

With respect to each coupon payment date, a contingent quarterly coupon is paid but only if the determination closing price of each of the underlyings is at or above its respective downside threshold level on the related observation date.

Payment at Maturity

If the final price of each of the underlyings is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent quarterly coupon with respect to the final observation date

If the final price of either of the underlyings is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the underlying performance factor of the worst performing underlying

Stated Principal Amount:	$10
Hypothetical Initial Price:	With respect to the OIH Shares: $10.00 With respect to the USO Units: $30.00
Hypothetical Downside Threshold Level:	With respect to the OIH Shares: $5.00, which is 50% of its hypothetical initial price With respect to the USO Units: $15.00, which is 50% of its hypothetical initial price

1 The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent quarterly coupon of $20.00 is used in these examples for ease of analysis.

How to determine whether a contingent quarterly coupon is payable with respect to an observation date:

	Determination Closing Price		Hypothetical Contingent Quarterly Coupon
	OIH Shares	USO Units
Hypothetical Observation Date 1	$12.00 (at or above its downside threshold level)	$20.00 (at or above its downside threshold level)	$20.00
Hypothetical Observation Date 2	$3.00 (below its downside threshold level)	$18.00 (at or above its downside threshold level)	$0
Hypothetical Observation Date 3	$8.00 (at or above its downside threshold level)	$12.00 (below its downside threshold level)	$0
Hypothetical Observation Date 4	$2.00 (below its downside threshold level)	$8.00 (below its downside threshold level)	$0

On hypothetical observation date 1, each of the underlyings closes at or above its respective downside threshold level. Therefore, a hypothetical contingent quarterly coupon of $20.00 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, one of the underlyings closes at or above its respective downside threshold level but the other underlying closes below its respective downside threshold level. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

September 2016	Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

On hypothetical observation date 4, each of the underlyings closes below its respective downside threshold level and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

You will not receive a contingent quarterly coupon on any coupon payment date if the determination closing price of either of the underlyings is below its respective downside threshold level on the related observation date.

How to calculate the payment at maturity:

In the following examples, one or both of the underlyings close below the respective initial price(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Price		Payment at Maturity
	OIH Shares	USO Units
Example 1:	$9.00 (at or above its downside threshold level)	$27.00 (at or above its downside threshold level)	$1,020 (the stated principal amount plus the contingent quarterly coupon with respect to the final observation date)
Example 2:	$12.00 (at or above its downside threshold level)	$12.00 (below its downside threshold level)	$1,000 x ($12.00 / $30.00) = $400.00
Example 3:	$2.00 (below its downside threshold level)	$13.50 (below its downside threshold level)	$1,000 x ($2.00 / $10.00) = $200.00
Example 4:	$4.00 (below its downside threshold level)	$9.00 (below its downside threshold level)	$1,000 x ($9.00 / $30.00) = $300.00

In example 1, the final price of each of the underlyings is at or above its respective downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities and the hypothetical contingent quarterly coupon with respect to the final observation date.

In example 2, the final price of one of the underlyings is at or above its downside threshold level, but the final price of the other underlying is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity. The OIH Shares have increased 20% from their initial price to their final price, while the USO Units have declined 60% from their initial price to their final price. Therefore, investors receive at maturity an amount equal to the stated principal amount times the underlying performance factor of the USO Units, which are the worst performing underlying in this example.

In example 3, the final price of each of the underlyings is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the underlying performance factor of the worst performing underlying. The OIH Shares have declined 80% from their initial price to their final price, and the USO Units have declined 55% from their initial price to their final price. Therefore, the payment at maturity equals the stated principal amount times the underlying performance factor of the OIH Shares, which are the worst performing underlying in this example.

In example 4, the final price of each of the underlyings is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the underlying performance factor of the worst performing underlying. The OIH Shares have declined 60% from their initial price to their final price, and the USO Units have declined 70% from their initial price to their final price. Therefore, the payment at maturity equals the stated principal amount times the underlying performance factor of the USO Units, which are the worst performing underlying in this example.

If the final price of EITHER of the underlyings is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than 50% of the stated principal amount per security and could be zero.

September 2016	Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final price of either of the underlyings is less than its downside threshold level of 50% of its initial price, you will be exposed to the decline in the closing price of the worst performing underlying, as compared to the initial price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the underlying performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 50% of the stated principal amount and could be zero.

▪	The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the underlyings is at or above 50% of its respective initial price, which we refer to as the downside threshold level, on the related observation date. If, on the other hand, the determination closing price of either of the underlyings is lower than its respective downside threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price of one or both of the underlyings could remain below the respective downside threshold level(s) for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	You are exposed to the price risk of each of the underlyings, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of each of the underlyings. Rather, it will be contingent upon the independent performance of each of the underlyings. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by either of the underlyings over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. To receive any contingent quarterly coupons, each of the underlyings must close at or above its respective downside threshold level on the applicable observation date. In addition, if either of the underlyings has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlying has appreciated. Under this scenario, the value of any such payment at maturity will be less than 50% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlyings.

▪	The contingent quarterly coupon, if any, is based only on the determination closing prices of the underlyings on the related quarterly observation date at the end of the related interest period. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each of the underlyings on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent quarterly coupon is based solely on the price of each of the underlyings on quarterly observation dates, if the determination closing price of either of the underlyings on any observation date is below its respective downside threshold level, you will receive no coupon for the related interest period even if the price of the other underlying was higher on other days during that interest period.

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All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

▪	Investors will not participate in any appreciation in the price of either of the underlyings. Investors will not participate in any appreciation in the price of the underlyings from their initial prices, and the return on the securities will be limited to the contingent quarterly coupon that is paid with respect to each observation date on which each determination closing price is greater than or equal to its respective downside threshold level, if any.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlyings on any day, including in relation to the respective downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlyings and their constituents,

o	whether the determination closing price of either of the underlyings has been below its respective downside threshold level on any observation date,

o	dividend rates on the constituents of the underlyings, where applicable,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equity markets generally and which may affect the prices of the underlyings,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlyings that may or may not require an adjustment to an adjustment factor,

o	the composition of the underlyings and changes in the constituents of the underlyings, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of either of the underlyings at the time of sale is near or below its downside threshold level or if market interest rates rise.

The price of any or both of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of one or both of the underlyings may decrease and be below the respective downside threshold level(s) on each observation date so that you will receive no return on your investment and receive a payment at maturity that is less than 50% of the stated principal amount. There can be no assurance that the determination closing prices of both of the underlyings will be at or above their respective downside threshold levels on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or, with respect to the final observation date, so that you do no suffer a significant loss on your initial investment in the securities. See “VanEck Vectors Oil Service ETF Overview” and “United States Oil Fund, LP Overview” below.

▪	Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the oil services industry. Each of the equity securities held by the OIH Shares has been issued by a company whose business is associated with the oil services industry, and so an investment in the securities will be concentrated in this industry. Oil services companies operate in a highly competitive and cyclical industry, with intense price competition. Recently, oil prices have declined significantly and experienced significant volatility, which may adversely affect companies operating in the oil services industry. The prices of the equity securities held by the OIH Shares and, in turn, the price of the OIH Shares will be affected by a number of factors that may either offset or magnify

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All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

each other, including: worldwide energy prices, including all sources of energy, and exploration and production spending, changes in exchange rates and the price of oil and gas, government regulation, the imposition of import controls, world events, negative perception, depletion of resources and general economic conditions, development of alternative energy sources, energy conservation efforts, technological developments, labor relations, natural disasters and adverse weather conditions, as well as market, economic, social and political risks of the countries in which oil services companies are located or do business. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single positive or negative economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers.

▪	Commodity futures prices are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in the USO Units. Market prices of the commodity futures contracts held by the USO Units tend to be highly volatile and may fluctuate rapidly based on numerous factors, including changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, changes in interest and exchange rates, speculation and trading activities in crude oil and related contracts, weather, and trade, fiscal and exchange control policies. The market prices of crude oil futures contracts are significantly influenced by the Organization of Petroleum Exporting Countries (“OPEC”). OPEC has the potential to influence crude oil futures prices worldwide because its members possess a significant portion of the world’s oil supply. These factors may affect the price of the USO Units in varying ways, and different factors may cause the prices of the commodity futures contracts included in the USO Units to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the securities.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlyings. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlyings. However, the calculation agent will not make an adjustment for every event that can affect the underlyings. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

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All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Adjustments to the OIH Shares or to their share underlying index could adversely affect the value of the securities. The investment advisor to the VanEck Vectors Oil ServicesTM ETF, Van Eck Associates Corporation (the “Investment Advisor” or “Van Eck”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of MVISTM U.S. Listed Oil Services 25 Index (the “share underlying index”). Pursuant to its investment strategy or otherwise, the Investment Advisor may add, delete or substitute the stocks

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All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

composing the VanEck Vectors Oil ServicesTM ETF. Any of these actions could adversely affect the price of the OIH Shares and, consequently, the value of the securities. Market Vectors is responsible for calculating and maintaining the share underlying index. Market Vectors may add, delete or substitute the securities constituting the share underlying index or make other methodological changes that could change the value of the share underlying index, and, consequently, the price of the OIH Shares and the value of the securities. Market Vectors may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The performance and market price of the OIH Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the OIH Shares. The OIH Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the OIH Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of the OIH Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the OIH Shares may impact the variance between the performance of the OIH Shares and the share underlying index. Finally, because the shares of the OIH Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the OIH Shares may differ from the net asset value per share of the OIH Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the OIH Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the OIH Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the OIH Shares, and their ability to create and redeem shares of the OIH Shares may be disrupted. Under these circumstances, the market price of shares of the OIH Shares may vary substantially from the net asset value per share of the OIH Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the OIH Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the OIH Shares.  Any of these events could materially and adversely affect the price of the shares of the OIH Shares and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the OIH Shares on the final observation date, even if the OIH Shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the OIH Shares.

▪	The price of crude oil may change unpredictably and affect the price of the USO Units and the value of the securities in unforeseen ways. The price of the USO Units is affected by the price of light, sweet crude oil. The price of crude oil is subject to volatile price movements over short periods of time and is generally affected by numerous factors, including:

o	demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries;

o	economic conditions that affect the end-use of crude oil as a refined product such as transport fuel, industrial fuel and in-home heating fuel;

o	supply disruptions in major oil producing regions of the world, production decisions by OPEC and other crude oil producers and cessation of hostilities that may exist in countries producing oil;

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All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

o	U.S. government regulations, such as environmental or consumption policies;

o	geopolitical events, labor activity and direct government intervention such as embargos;

o	sudden disruptions in the supply of oil due to war, natural events, accidents or acts of terrorism; and

o	the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.

▪	The performance of the USO Units may not fully replicate the performance of the price of light, sweet crude oil. United States Commodity Funds, LLC, the general partner of the United States Oil Fund, LP, is responsible for investing the assets of the United States Oil Fund, LP in accordance with the objectives and policies of the United States Oil Fund, LP. The assets of the United States Oil Fund, LP consist primarily of investments in futures contracts for light, sweet crude oil, other types of crude oil, heating oil, gasoline, natural gas, and other petroleum-based fuels that are traded on the New York Mercantile Exchange, ICE Futures or other U.S. and foreign exchanges (collectively, “oil futures contracts”) and other oil interests such as cash-settled options on oil futures contracts, forward contracts for oil, and over-the-counter transactions that are based on the price of oil, other petroleum-based fuels, oil futures contracts and indices based on the foregoing (collectively, “other oil interests,” and together with oil futures contracts, “oil interests”). The United States Oil Fund, LP seeks to achieve its investment objective by investing in a mix of oil futures contracts and other oil interests such that changes in the net asset value of the United States Oil Fund, LP will closely track the changes in the price of a specified oil futures contract (the “benchmark oil futures contract”). The United States Oil Fund, LP’s general partner believes that the benchmark oil futures contract historically has exhibited a close correlation with the spot price of light, sweet crude oil. However, there is no assurance that the general partner of the United States Oil Fund, LP will successfully implement its investment strategy and there is a risk that changes in the price of United States Oil Fund, LP units will not closely track changes in the spot price of light, sweet crude oil. The performance of the United States Oil Fund, LP may not exactly replicate the performance of the oil interests underlying the United States Oil Fund, LP, because the United States Oil Fund, LP will reflect transaction costs and fees. It is also possible that the United States Oil Fund, LP may not fully replicate or may in certain circumstances diverge significantly from the performance of the oil interests underlying the United States Oil Fund, LP due to the temporary unavailability of certain securities in the secondary market or the performance of any derivative instruments contained in the United States Oil Fund, LP. This could also happen if the price of the units does not correlate closely with the United States Oil Fund, LP’s net asset value; changes in the United States Oil Fund, LP’s net asset value do not closely correlate with changes in the price of the benchmark oil futures contract; or changes in the price of the benchmark oil futures contract do not closely correlate with changes in the cash or spot price of light, sweet crude oil. Light, sweet crude oil has also demonstrated a lack of correlation with world crude oil prices due to structural differences between the United States market for crude oil and the international market for crude oil. The price of light, sweet crude oil may be more volatile than world crude oil prices generally.

▪	Investing in the securities is not equivalent to investing in any of the underlyings. Investors in the securities will not participate in any appreciation in any of the underlyings, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the OIH Shares, the USO Units or any of their constituents.

▪	Hedging and trading activity by our subsidiaries could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlyings and their constituents), including trading in the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and their constituents on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial price of either of the underlyings, and, therefore, could have increased (i) the price at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying) and (ii) the downside threshold level for such underlying,

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All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

which is the price at or above which such underlying must close on the observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying), and, with respect to the final observation date, so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either of the underlyings on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial prices and the downside threshold levels, and will determine the final prices, the payment at maturity, if any, whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing price in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Non-U.S. Holders should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations

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All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders (as defined below) should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

VanEck Vectors Oil ServicesTM ETF Overview

The VanEck Vectors Oil ServicesTM ETF is an exchange-traded fund that seeks to replicate, as closely as possible, the price and yield performance, before fees and expenses, of the MVISTM U.S. Listed Oil Services 25 Index. The VanEck Vectors Oil ServicesTM ETF is managed by VanEck Vectors® ETF Trust (the “Trust”), a registered investment company that consists of numerous separate investment portfolios, including the VanEck Vectors Oil ServicesTM ETF. Information provided to or filed with the Securities and Exchange Commission (“the Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-123257 and 811-10325, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the VanEck Vectors Oil ServicesTM ETF is accurate or complete.

Information as of market close on September 22, 2016:

Bloomberg Ticker Symbol:	OIH
Current Price:	$27.52
52 Weeks Ago:	$29.06
52 Week High (on 11/3/2015):	$32.54
52 Week Low (on 1/20/2016):	$21.35

The following graph sets forth the daily closing values of the OIH Shares for the period from December 20, 2011 through September 22, 2016. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the OIH Shares for each quarter in the same period. The closing price of the OIH Shares on September 22, 2016 was $27.52. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the OIH Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the OIH Shares at any time, including the redemption determination dates or the observation dates.

VanEck Vectors Oil ServicesTM ETF – Daily Closing Prices December 20, 2011 to September 22, 2016

* The red solid line indicates the downside threshold level of 13.76, which is 50% of its initial price.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

VanEck Vectors Oil ServicesTM ETF (CUSIP: 92189F718)	High ($)	Low ($)	Period End ($)
2011
Fourth Quarter (from December 20, 2011)	38.82	37.71	38.28
2012
First Quarter	44.69	38.89	40.62
Second Quarter	41.23	33.06	35.64
Third Quarter	43.36	35.34	40.20
Fourth Quarter	41.48	36.61	38.68
2013
First Quarter	44.86	39.73	42.94
Second Quarter	45.66	39.68	42.78
Third Quarter	48.33	43.31	47.08
Fourth Quarter	50.82	46.82	48.07
2014
First Quarter	50.33	44.71	50.33
Second Quarter	57.76	49.04	57.76
Third Quarter	57.68	49.61	49.61
Fourth Quarter	48.20	33.97	35.92
2015
First Quarter	36.84	31.73	33.71
Second Quarter	39.04	33.97	34.90
Third Quarter	33.87	26.61	27.48
Fourth Quarter	32.54	25.72	26.45
2016
First Quarter	27.91	21.35	26.61
Second Quarter	30.87	25.45	29.25
Third Quarter (through September 22, 2016)	30.05	26.32	27.52

This document relates only to the securities offered hereby and does not relate to the OIH Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the OIH Shares (and therefore the price of the OIH Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the OIH Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the OIH Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the OIH Shares.

Market VectorsSM is a service mark of Van Eck Associates Corporation (“Van Eck”). The securities are not sponsored, endorsed, sold, or promoted by Van Eck. Van Eck makes no representations or warranties to the owners of the securities

September 2016	Page 20

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

or any member of the public regarding the advisability of investing in the securities. Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

September 2016	Page 21

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

The United States Oil Fund, LP Overview

The United States Oil Fund, LP is a Delaware limited partnership organized in 2005. The United States Oil Fund, LP is a commodity pool that issues limited partnership interests, or units, which are traded on the NYSE Arca, Inc. The net assets of the United States Oil Fund, LP consist primarily of investments in futures contracts for light, sweet crude oil, other types of crude oil, diesel-heating oil, gasoline, natural gas, and other petroleum-based fuels. Its investment objective is to have the changes in percentage terms of the units’ net asset value reflect the changes in percentage terms of the spot price of light, sweet crude oil as measured by the daily changes in the price of futures contracts of light, sweet crude oil as traded on the New York Mercantile Exchange. The USO Units are registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the United States Oil Fund, LP pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to the Securities and Exchange Commission file number 001-32834 through the Securities and Exchange Commission’s website at.www.sec.gov. In addition, information regarding the United States Oil Fund, LP may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the USO Units is accurate or complete.

Information as of market close on September 22, 2016:

Bloomberg Ticker Symbol:	USO	52 Week High (on 10/8/2015):	$16.04
Current Price:	$10.53	52 Week Low (on 2/10/2016):	$7.96
52 Weeks Ago:	$14.92	Current Dividend Yield:	N/A

The following graph sets forth the daily closing price of the USO Units for the period from January 1, 2011 through September 22, 2016. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the USO Units for each quarter in the same period. The closing price of the USO Units on September 22, 2016 was $10.53. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the USO Units should not be taken as an indication of future performance, and no assurance can be given as to the price of the USO Units at any time, including the redemption determination dates or the observation dates.

USO Units – Daily Closing Prices January 1, 2011 to September 22, 2016

* The red solid line indicates the downside threshold level of 5.265, which is 50% of its initial price.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

United States Oil Fund, LP	High ($)	Low ($)	Period End ($)
2011
First Quarter	42.58	35.39	42.58
Second Quarter	45.15	35.64	37.26
Third Quarter	38.94	30.50	30.50
Fourth Quarter	39.34	29.74	38.11
2012
First Quarter	42.01	37.13	39.23
Second Quarter	40.15	29.46	31.82
Third Quarter	36.84	31.43	34.13
Fourth Quarter	34.29	31.21	33.36
2013
First Quarter	35.49	32.40	34.76
Second Quarter	34.96	31.01	34.15
Third Quarter	39.36	34.67	36.85
Fourth Quarter	37.42	33.19	35.32
2014
First Quarter	37.52	32.81	36.59
Second Quarter	39.32	35.80	38.88
Third Quarter	38.86	34.19	34.43
Fourth Quarter	34.37	20.30	20.36
2015
First Quarter	19.89	15.96	16.84
Second Quarter	20.82	17.56	19.88
Third Quarter	19.10	12.49	14.68
Fourth Quarter	16.04	10.66	11.00
2016
First Quarter	10.98	7.96	9.70
Second Quarter	12.43	9.08	11.57
Third Quarter (through September 22, 2016)	11.78	9.33	10.53

September 2016	Page 23

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Interest period:	Quarterly
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
Share underlying index:	With respect to the OIH Shares, the MVISTM U.S. Listed Oil Services 25 Index With respect to the USO Units, there is no share underlying index
Underlyings:	The accompanying product supplement refers to each underlying as the “underlying shares.” Other than as set forth below, each underlying will be treated as an exchange-traded fund, in accordance with the applicable provisions for exchange-traded funds contained in the accompanying product supplement.
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day count convention:	30/360
Postponement of coupon payment dates (including the maturity date) and early redemption dates:	If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events with respect to either of the underlying shares so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.
Market disruption event:

With respect to the OIH Shares, as set forth in the accompanying product supplement.

With respect to the USO Units, market disruption event means:

(i)            the occurrence or existence of any of:

        (a)           a suspension, absence or material limitation of trading of the USO Units on the primary market for the USO Units for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the USO Units as a result of which the reported trading prices for the USO Units during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to the USO Units, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion, or

        (b)           the suspension, material limitation or absence of trading on any major U.S. securities market for trading in options contracts related to the USO Units for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion, in each case, as determined by the calculation agent in its sole discretion; and

(ii)           a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a market disruption event, (3) a suspension of trading in options contracts on the USO Units by the primary securities market trading in such contracts by

September 2016	Page 24

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to the USO Units and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which options contracts related to the USO Units are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Upon any permanent discontinuance of trading in the USO Units, see “––Discontinuance of the USO Units” below.
Discontinuance of the USO Units:	Notwithstanding what is provided in the accompanying product supplement, if the USO Units are liquidated or otherwise terminated (a “Liquidation Event”), the Closing Price of the USO Units on a redemption determination date or observation date will be determined by the Calculation Agent based on the closing price (or, if trading in the relevant futures contracts has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) of each futures contract most recently composing the USO Units prior to the occurrence of the Liquidation Event.
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and

September 2016	Page 25

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the

September 2016	Page 26

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied.  An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”).  Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2018, to payments of gross proceeds of the disposition

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Contingent Income Auto-Callable Securities due September 30, 2019, With 1-year Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

(including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities after 2018 as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to September 22, 2016, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to have taken positions in the underlyings, in futures and/or options contracts on the underlyings or any of their constituents. Such purchase activity could have increased the initial price of one or both of the underlyings and, therefore, could have increased (i) the price at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying) and (ii) the downside threshold level for such underlying, which is the price at or above which such underlying must close on the observation dates so that you receive a contingent quarterly coupon on the securities (depending also on the performance of the other underlying), and, with respect to the final observation date, so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of either of the underlyings on the redemption determination dates and other observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the

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All Payments on the Securities Based on the Worst Performing of the VanEck Vectors Oil Service ETF and the United States Oil Fund, LP

Principal at Risk Securities

assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in

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connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $    for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

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You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated February 29, 2016

Prospectus dated February 16, 2016

Terms used in this document are defined in the product supplement for auto-callable securities or in the prospectus.

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